Exhibit 99.1

Contact:	Dave Farmer
508-293-7206
farmer_dave@emc.com

EMC POSTS RECORD SECOND-QUARTER FINANCIAL RESULTS; ACHIEVES 18% YEAR-OVER-YEAR REVENUE GROWTH

HOPKINTON, Mass. – July 23, 2008 – EMC Corporation (NYSE: EMC), the world leader in information infrastructure solutions, today announced record second-quarter revenue results and its 20th consecutive quarter of double-digit year-over-year revenue growth. The company achieved balanced execution with double-digit revenue growth in systems, software and services and across all of its major business segments and geographies. EMC’s total consolidated revenue for the second quarter of 2008 was $3.67 billion, an increase of 18% over the $3.12 billion reported for the second quarter of 2007.

Second-quarter GAAP net income was $377.5 million or $0.18 per diluted share. Non-GAAP second-quarter net income, which excludes stock-based compensation and intangible amortization, was $511.7 million or $0.24 per diluted share, 20% higher than the non-GAAP earnings per diluted share of $0.20 for the year-ago period.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “EMC demonstrated solid second-quarter performance. I’m proud that we’ve achieved 20 consecutive quarters, or half a decade, of consecutive double-digit revenue growth. Very few companies, particularly of our size, can make that claim. Our focus on information infrastructure and virtual infrastructure is paying off and is the driving force behind our strong financial position, our successful business model and our competitive advantage.”

Tucci added, “Despite continued economic uncertainty at the macro level, we believe spending on information infrastructure and virtual infrastructure technologies and solutions will continue to grow, driven largely by the need to manage the ever-expanding volume of information efficiently, securely and cost effectively. The challenge of dealing with this information overload is leading to a set of needs that EMC — our people, technology, services, and partners — is uniquely able to address.”

From a geographic perspective, revenue from the United States increased 10% compared with the same period a year ago. Revenue from operations outside of the United States grew 27% year over year and represented a record 48% of total second-quarter revenue. Revenue from EMC’s Europe, Middle East & Africa (EMEA) region increased 27%, Asia-Pacific & Japan (APJ) revenue increased 27%, and Latin America revenue increased 24%, each compared with the year-ago quarter.

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “I am pleased with EMC’s execution and solid performance in the second quarter. We achieved strong top-line and bottom-line growth and ended the quarter with a record $8.1 billion in cash and investments. As one of the most trusted technology partners in IT, we believe we are well positioned strategically and operationally for ongoing success.”

Second-Quarter Highlights

Revenue from EMC’s Information Storage business, which includes revenue from storage systems, storage software and related customer and professional services, reached $2.87 billion, an increase of 14% compared with the year-ago period. Growth in the Information Storage business reflects continued worldwide demand for EMC’s networked storage solutions, with particularly strong traction from faster-growing international regions, EMC’s mid-range storage systems connected to IP networks, and the company’s professional consulting and implementation services. In the high-end of the market, second-quarter revenue from EMC Symmetrix networked storage products increased 10% year over year, driven by continued customer demand for large-scale enterprise consolidation and improved energy efficiency. In the mid-range, EMC Celerra network-attached storage products continued to experience strong revenue growth, increasing more than 50% year over year. Also during the quarter, the business benefited from innovative technologies and features introduced this year, including new solid state drives that use flash memory, virtual provisioning for simplified storage provisioning and increased system utilization, and data de-duplication for improved backup efficiency.

EMC’s Content Management and Archiving business increased second-quarter revenue 18% year over year to $204 million. Growth in the business was led by customer demand for EMC’s solutions for effective transactional content management that advance collaboration, compliance and risk-management initiatives, as well as improve business processes and increase productivity. This week, EMC announced the Documentum 6.5 platform, offering customers even more advanced enterprise content management (ECM) capabilities that blend the ease of use of Web 2.0 applications while minimizing the associated risk. With Documentum 6.5, organizations can leverage newer technologies, such as Web 2.0, improve the existing content applications already in use, and power all of these with a more scalable and secure ECM platform than ever before available.

For the second quarter of 2008, revenue from RSA, The Security Division of EMC, grew 15% year over year, reaching $144 million and benefiting from strength in areas such as data loss prevention (DLP), identity protection & verification, and security information & event management. During the quarter, the division made available key advancements to its DLP suite through important new capabilities and launched a comprehensive Identity Assurance solution that enables trusted identities to freely and securely interact with systems and access information. These additions support EMC’s Information Risk Management strategy, which allows customers to effectively recognize, assess and mitigate the risk to their information at any point in its lifecycle. Organizations continue to choose RSA’s comprehensive portfolio of security products and services to meet key compliance requirements around data security, security information management and data loss prevention more efficiently and holistically.

VMware (NYSE: VMW), which is majority-owned by EMC, contributed second-quarter revenues of $453 million, an increase of 52% compared to the year-ago quarter. VMware is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and be more energy efficient. Visit http://ir.vmware.com for more information about the virtualization software leader’s second-quarter financial results.

“EMC has amassed the broadest, most innovative and most integrated product portfolio in company history. The rapid pace at which we’re able to deliver new technologies and features to market makes EMC’s portfolio even more compelling,” continued Goulden. “Customers need help keeping up with information as it continues to grow at nearly 60% per year. EMC’s unique ability to help solve all their information management challenges is a powerful competitive advantage.”

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding business outlook set forth in prior EMC news releases.

All dollar amounts and percentages in the business outlook should be considered to be approximations.

•	Consolidated EMC revenues are expected to exceed $15 billion in 2008.

•

Consolidated GAAP diluted earnings per share (including the $79.2 million non-cash charge for in-process research and development (IPR&D) in the first quarter of 2008) are expected to be $0.74 in 2008.

•	Consolidated non-GAAP diluted earnings per share (excluding the $79.2 million non-cash charge for IPR&D in the first quarter of 2008) are expected to be $0.78 in 2008.

•

Consolidated non-GAAP diluted earnings per share (excluding the $79.2 million non-cash charge for IPR&D in the first quarter of 2008, the impact of stock-based compensation and intangible asset amortization) are expected to be $1.04 in 2008.

•	Consolidated stock-based compensation expense is expected to be $0.18 per diluted share in 2008 and the amortization of intangible assets is expected to be $0.08 per diluted share in 2008.

•	Consolidated GAAP tax rate for 2008 is expected to be 20% and the non-GAAP tax rate to be 22%. The tax impact of IPR&D, stock-based compensation and intangible asset amortization is expected to be 2%.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

EMC, Symmetrix, Celerra and Documentum are registered trademarks of EMC Corporation. RSA is a registered trademark of RSA Security Inc. VMware is a registered trademark of VMware, Inc. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense and intangible amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenues:
Product sales	$2,461,651	$2,222,355	$4,802,081	$4,334,781
Services	1,212,223	902,317	2,341,852	1,764,896

	3,673,874	3,124,672	7,143,933	6,099,677
Cost and expenses:
Cost of product sales	1,119,553	1,036,242	2,194,136	2,074,720
Cost of services	525,751	387,617	1,011,832	754,204
Research and development	442,502	384,966	876,016	740,358
Selling, general and administrative	1,135,674	924,349	2,217,889	1,800,039
In-process research and development	—	—	79,204	—
Restructuring credits	—	—	(357)	(2,670)

Operating income	450,394	391,498	765,213	733,026

Investment income	58,730	50,850	135,870	102,989
Interest expense	(18,794)	(18,136)	(36,836)	(36,429)
Other (expense) income, net	(2,811)	2,968	(7,574)	7,808

Income before taxes and minority interest	487,519	427,180	856,673	807,394
Income tax provision	102,338	92,773	196,493	160,380

Income before minority interest	385,181	334,407	660,180	647,014
Minority interest in VMware, net of taxes	(7,713)	—	(13,874)	—

Net income	$377,468	$334,407	$646,306	$647,014

Net income per weighted average share, basic:	$0.18	$0.16	$0.31	$0.31

Net income per weighted average share, diluted:	$0.18	$0.16	$0.31	$0.30

Weighted average shares, basic	2,057,766	2,070,636	2,066,470	2,075,683
Weighted average shares, diluted	2,094,795	2,121,645	2,102,184	2,122,080

As a % of total revenue:
Gross margin	55.2%	54.4%	55.1%	53.6%
Selling, general and administrative	30.9%	29.6%	31.0%	29.5%
Research and development	12.0%	12.3%	12.3%	12.1%
Operating income	12.3%	12.5%	10.7%	12.0%
Net income	10.3%	10.7%	9.0%	10.6%

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2008

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Operating Income	Other Income, net	Income Before Taxes and Minority Interest	Income Tax Provision	Income Before Minority Interest	Minority Interest	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,673,874	$1,645,304	$442,502	$1,135,674	$450,394	$37,125	$487,519	$102,338	$385,181	$(7,713)	$377,468	$0.183	$0.179
Stock-based compensation expense	—	(19,058)	(39,433)	(61,829)	120,320	—	120,320	26,455	93,865	(5,043)	88,822	$0.043	$0.042
Intangible amortization	—	(39,268)	(2,866)	(26,743)	68,877	—	68,877	23,045	45,832	(375)	45,457	$0.022	$0.022

EMC Consolidated Non-GAAP (1)	$3,673,874	$1,586,978	$400,203	$1,047,102	$639,591	$37,125	$676,716	$151,838	$524,878	$(13,131)	$511,747	$0.249	$0.243

EMC Information Infrastructure GAAP	$3,221,299	$1,564,859	$327,917	$937,000	$391,523	$33,563	$425,086	$90,930	$334,156	$—	$334,156	$0.162	$0.160
Stock-based compensation expense	—	(12,486)	(19,631)	(43,307)	75,424	—	75,424	15,770	59,654	—	59,654	$0.029	$0.028
Intangible amortization	—	(36,974)	(2,866)	(25,198)	65,038	—	65,038	21,752	43,286	—	43,286	$0.021	$0.021

EMC Information Infrastructure Non-GAAP (2)	$3,221,299	$1,515,399	$305,420	$868,495	$531,985	$33,563	$565,548	$128,452	$437,096	$—	$437,096	$0.212	$0.209

VMware standalone GAAP	$456,128	$80,531	$114,128	$200,469	$61,000	$3,101	$64,101	$11,765	$52,336	$—	$52,336	$0.025	$0.025
GAAP adjustments and eliminations	(3,553)	(86)	457	(1,795)	(2,129)	461	(1,668)	(357)	(1,311)	(7,713)	(9,024)	$(0.004)	$(0.005)

VMware within EMC	452,575	80,445	114,585	198,674	58,871	3,562	62,433	11,408	51,025	(7,713)	43,312	$0.021	$0.020
Stock-based compensation expense	—	(6,572)	(19,802)	(18,522)	44,896	—	44,896	10,685	34,211	(5,043)	29,168	$0.014	$0.014
Intangible amortization	—	(2,294)	—	(1,545)	3,839	—	3,839	1,293	2,546	(375)	2,171	$0.001	$0.001

VMware within EMC Non-GAAP (3)	$452,575	$71,579	$94,783	$178,607	$107,606	$3,562	$111,168	$23,386	$87,782	$(13,131)	$74,651	$0.036	$0.035

	Wtd. Average Share O/S											2,057,766	2,094,795

(1)	Represents EMC Consolidated GAAP excluding stock-based compensation expense and intangible amortization.
(2)	Represents EMC Information Infrastructure GAAP excluding stock-based compensation expense and intangible amortization.
(3)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2007

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Operating Income	Other Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,124,672	$1,423,859	$384,966	$924,349	$391,498	$35,682	$427,180	$92,773	$334,407	$0.161	$0.158
Stock-based compensation expense	—	(13,449)	(24,733)	(49,024)	87,206	—	87,206	21,863	65,343	$0.032	$0.031
Intangible amortization	—	(29,185)	(2,167)	(17,244)	48,596	—	48,596	17,108	31,488	$0.015	$0.015

EMC Consolidated Non-GAAP (1)	$3,124,672	$1,381,225	$358,066	$858,081	$527,300	$35,682	$562,982	$131,744	$431,238	$0.208	$0.203

EMC Information Infrastructure GAAP	$2,826,575	$1,374,377	$314,019	$792,161	$346,018	$41,195	$387,213	$85,845	$301,368	$0.146	$0.142
Stock-based compensation expense	—	(12,456)	(16,481)	(42,296)	71,233	—	71,233	17,054	54,179	$0.026	$0.026
Intangible amortization	—	(23,970)	(2,167)	(16,171)	42,308	—	42,308	14,781	27,527	$0.013	$0.013

EMC Information Infrastructure Non-GAAP (2)	$2,826,575	$1,337,951	$295,371	$733,694	$459,559	$41,195	$500,754	$117,680	$383,074	$0.185	$0.181

VMware standalone GAAP	$296,825	$48,817	$71,581	$129,692	$46,735	$(5,223)	$41,512	$7,288	$34,224	$0.017	$0.016
GAAP adjustments and eliminations	1,272	665	(634)	2,496	(1,255)	(290)	(1,545)	(360)	(1,185)	$(0.001)	$(0.001)

VMware within EMC	298,097	49,482	70,947	132,188	45,480	(5,513)	39,967	6,928	33,039	$0.016	$0.016
Stock-based compensation expense	—	(993)	(8,252)	(6,728)	15,973	—	15,973	4,809	11,164	$0.005	$0.005
Intangible amortization	—	(5,215)	—	(1,073)	6,288	—	6,288	2,327	3,961	$0.002	$0.002

VMware within EMC Non-GAAP (3)	$298,097	$43,274	$62,695	$124,387	$67,741	$(5,513)	$62,228	$14,064	$48,164	$0.023	$0.023

Wtd. Average Share O/S										2,070,636	2,121,645

(1)	Represents EMC Consolidated GAAP excluding stock-based compensation expense and intangible amortization.
(2)	Represents EMC Information Infrastructure GAAP excluding stock-based compensation expense and intangible amortization.
(3)	Represents VMware within EMC excluding stock-based compensation expense and intangible amortization.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$5,219,347	$4,482,211
Short-term investments	642,598	1,644,703
Accounts and notes receivable, less allowance for doubtful accounts of $34,302 and $34,389	2,190,188	2,307,512
Inventories	972,032	877,243
Deferred income taxes	475,820	475,544
Other current assets	308,782	265,889

Total current assets	9,808,767	10,053,102
Long-term investments	2,267,398	1,825,572
Property, plant and equipment, net	2,168,760	2,159,396
Intangible assets, net	921,720	940,077
Other assets, net	791,172	775,001
Goodwill, net	6,918,935	6,531,506

Total assets	$22,876,752	$22,284,654

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$825,531	$840,886
Accrued expenses	1,586,963	1,696,309
Income taxes payable	19,303	146,104
Deferred revenue	1,946,033	1,724,909

Total current liabilities	4,377,830	4,408,208
Income taxes payable	284,025	246,951
Deferred revenue	1,127,045	1,053,394
Deferred income taxes	274,885	288,175
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	158,347	127,621

Total Liabilities	9,672,132	9,574,349

Minority interest in VMware	263,566	188,988

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,070,529 and 2,102,187 shares	20,705	21,022
Additional paid-in capital	2,829,211	3,038,455
Retained earnings	10,116,595	9,470,289
Accumulated other comprehensive loss	(25,457)	(8,449)

Total stockholders’ equity	12,941,054	12,521,317

Total liabilities and stockholders’ equity	$22,876,752	$22,284,654

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2008	June 30, 2007
Cash flows from operating activities:
Cash received from customers	$7,585,822	$6,391,546
Cash paid to suppliers and employees	(5,947,544)	(4,930,350)
Dividends and interest received	135,058	116,747
Interest paid	(36,778)	(38,854)
Income taxes paid	(199,689)	(108,841)

Net cash provided by operating activities	1,536,869	1,430,248

Cash flows from investing activities:
Additions to property, plant and equipment	(326,449)	(324,210)
Capitalized software development costs	(118,848)	(98,046)
Purchases of short and long-term available for sale securities	(1,005,655)	(3,165,846)
Sales and maturities of short and long-term available for sale securities	1,572,954	4,148,396
Acquisitions, net of cash acquired	(604,788)	(161,002)
Other	(3,060)	(6,860)

Net cash (used in) provided by investing activities	(485,846)	392,432

Cash flows from financing activities:
Issuance of common stock from the exercise of stock options	156,220	355,324
Issuance of VMware’s common stock from the exercise of stock options	133,327	—
Repurchase of EMC common stock	(686,950)	(878,226)
Excess tax benefits from stock-based compensation	88,613	32,684
Payment of short and long-term obligations	(5,279)	(4,263)
Proceeds from short and long-term obligations	1,820	2,506

Net cash used in financing activities	(312,249)	(491,975)

Effect of exchange rate changes on cash	(1,638)	(4,716)

Net increase in cash and cash equivalents	737,136	1,325,989
Cash and cash equivalents at beginning of period	4,482,211	1,828,106

Cash and cash equivalents at end of period	$5,219,347	$3,154,095

Reconciliation of net income to net cash provided by operating activities:
Net income	$646,306	$647,014
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest in subsidiary	13,874	—
Depreciation and amortization	517,692	438,260
Non-cash restructuring and other special charges	80,970	—
Stock-based compensation expense	239,405	170,553
Increase (decrease) in provision for doubtful accounts	8,576	(82)
Deferred income taxes, net	26,173	(28,163)
Excess tax benefits from stock-based compensation	(88,613)	(32,684)
Other	(5,123)	6,524
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	160,492	29,166
Inventories	12,668	39,897
Other assets	(35,719)	(79,042)
Accounts payable	(61,343)	9,373
Accrued expenses	(248,139)	(105,797)
Income taxes payable	(32,677)	79,731
Deferred revenue	272,821	262,784
Other liabilities	29,506	(7,286)

Net cash provided by operating activities	$1,536,869	$1,430,248

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
EMC Consolidated
Cash flow from Operations	$618,577	$621,565	$1,536,869	$1,430,248
Capital Expenditures	(179,937)	(153,684)	(326,449)	(324,210)
Capitalized Software	(64,527)	(46,126)	(118,848)	(98,046)

Free Cash Flow	$374,113	$421,755	$1,091,572	$1,007,992

VMware within EMC
Cash flow from Operations	$161,419	$116,217	$267,477	$252,635
Capital Expenditures	(45,324)	(62,921)	(86,343)	(110,738)
Capitalized Software	(11,770)	(3,872)	(15,934)	(10,831)

Free Cash Flow	$104,325	$49,424	$165,200	$131,066

EMC Information Infrastructure
Cash flow from Operations	$457,158	$505,348	$1,269,392	$1,177,613
Capital Expenditures	(134,613)	(90,763)	(240,106)	(213,472)
Capitalized Software	(52,757)	(42,254)	(102,914)	(87,215)

Free Cash Flow	$269,788	$372,331	$926,372	$876,926

EMC Corporation

Supplemental Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007	Q1 2008	Q2 2008	YTD 2008
Consolidated Revenues
Systems	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136	$1,440,123	$1,528,012	$2,968,135
Software:
Software License	806,660	867,917	921,517	1,055,746	3,651,840	900,307	933,639	1,833,946
Software Maintenance	382,080	400,233	426,198	472,264	1,680,775	506,218	524,725	1,030,943

Total Software License & Maintenance	1,188,740	1,268,150	1,347,715	1,528,010	5,332,615	1,406,525	1,458,364	2,864,889
Other Services	480,499	502,084	540,672	614,199	2,137,454	623,411	687,498	1,310,909

Total Consolidated Revenues	$2,975,005	$3,124,672	$3,299,754	$3,830,774	$13,230,205	$3,470,059	$3,673,874	$7,143,933

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.1%	2.1%	1.8%	3.2%	2.3%	2.3%	2.7%	2.5%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007	Q1 2008	Q2 2008	YTD 2008
Storage Systems Revenue	$1,302,740	$1,347,357	$1,405,139	$1,682,395	$5,737,631	$1,433,190	$1,523,695	$2,956,885
Storage Software:
Storage Software License	486,558	512,521	515,056	561,622	2,075,757	470,449	494,331	964,780
Storage Software Maintenance	234,796	242,940	252,642	271,848	1,002,226	291,556	283,292	574,848

Total Storage Software License & Maintenance	721,354	755,461	767,698	833,470	3,077,983	762,005	777,623	1,539,628
Storage Other Services	402,834	425,200	450,450	516,782	1,795,266	516,634	571,929	1,088,563

Total Storage Revenue	$2,426,928	$2,528,018	$2,623,287	$3,032,647	$10,610,880	$2,711,829	$2,873,247	$5,585,076

Content Management and Archiving Systems Revenue	$68	$1,708	$1,485	$2,157	$5,418	$2,521	$138	$2,659
Content Management and Archiving Software:
Content Management and Archiving Software License	68,472	69,046	79,247	115,305	332,070	58,607	73,277	131,884
Content Management and Archiving Software Maintenance	60,339	60,416	61,595	70,590	252,940	73,758	75,660	149,418

Total Content Management and Archiving Software License & Maintenance	128,811	129,462	140,842	185,895	585,010	132,365	148,937	281,302
Content Management and Archiving Other Services	43,319	42,432	46,985	50,074	182,810	50,317	54,931	105,248

Total Content Management and Archiving Revenue	$172,198	$173,602	$189,312	$238,126	$773,238	$185,203	$204,006	$389,209

Security Systems Revenue	$2,958	$5,373	$4,743	$4,013	$17,087	$4,412	$4,179	$8,591
Security Software:
Security Software License	81,934	81,300	82,979	94,604	340,817	77,271	84,888	162,159
Security Software Maintenance	21,627	23,392	25,126	27,752	97,897	28,785	30,108	58,893

Total Security Software License & Maintenance	103,561	104,692	108,105	122,356	438,714	106,056	114,996	221,052
Security Other Services	13,342	14,890	20,016	21,226	69,474	24,389	24,871	49,260

Total Security Revenue	$119,861	$124,955	$132,864	$147,595	$525,275	$134,857	$144,046	$278,903

EMC Information Infrastructure Systems Revenue	$1,305,766	$1,354,438	$1,411,367	$1,688,565	$5,760,136	$1,440,123	$1,528,012	$2,968,135
EMC Information Infrastructure Software:
EMC Information Infrastructure Software License	636,964	662,867	677,282	771,531	2,748,644	606,327	652,496	1,258,823
EMC Information Infrastructure Software Maintenance	316,762	326,748	339,363	370,190	1,353,063	394,099	389,060	783,159

Total EMC Information Infrastructure Software License & Maintenance	953,726	989,615	1,016,645	1,141,721	4,101,707	1,000,426	1,041,556	2,041,982
EMC Information Infrastructure Other Services	459,495	482,522	517,451	588,082	2,047,550	591,340	651,731	1,243,071

Total EMC Information Infrastructure Revenue	$2,718,987	$2,826,575	$2,945,463	$3,418,368	$11,909,393	$3,031,889	$3,221,299	$6,253,188

VMware Software:
VMware Software License	$169,696	$205,050	$244,235	$284,215	$903,196	$293,980	$281,143	$575,123
VMware Software Maintenance	65,318	73,485	86,835	102,074	327,712	112,119	135,665	247,784

Total VMware Software License & Maintenance	235,014	278,535	331,070	386,289	1,230,908	406,099	416,808	822,907
VMware Other Services	21,004	19,562	23,221	26,117	89,904	32,071	35,767	67,838

Total VMware Revenue	$256,018	$298,097	$354,291	$412,406	$1,320,812	$438,170	$452,575	$890,745